                                                                  EXHIBIT (b)(2)


                                                                    Confidential




                               PROJECT GRINCH

                               Fairness Opinion Presentation



                               December 23, 1998




                               LEHMAN BROTHERS

TABLE OF CONTENTS
================================================================================



          I.   TRANSACTION SUMMARY

          ----------------------------------------------------------------------

          II.  ANALYSIS OF CHRISTMAS

          ----------------------------------------------------------------------

          III. VALUATION CONSIDERATIONS

          ----------------------------------------------------------------------

TRANSACTION SUMMARY
================================================================================


OVERVIEW OF CURRENT PROPOSAL

DEAL MECHANICS:                       Tree will purchase Strong Capital Management, Inc.'s and Franklin Resources,
                                      Inc.'s combined 51.1% interest by December 31, 1998 (the "Majority Shareholders")

                                      Tender offer for minority shareholders (the "Minority Shareholders") to commence shortly thereafter

INITIAL CASH PURCHASE PRICE           $[5.00] per share to Majority Shareholders

OFFERED BY TREE:                      $[5.25] per share to Minority Shareholders

LITIGATION CONTINGENCY:               [If litigation is settled before expiration of the tender and if the settlement consumes less than $[3.0] million of Christmas cash, the tender offer will be increased by $[1.00] per share]

BREAKUP FEE:                          $[1.0-1.5] million -- Roughly $0.19 per share, or 3.5% of the Transaction value

BOARD CALL OPTION:                    [The Board may, within [45 days] following the launch of the tender, call the shares purchased by Tree if the Company receives a higher offer]

MATERIAL CONTINGENCIES TO
CLOSING:

TRANSACTION SUMMARY
================================================================================


PURCHASE PRICE SUMMARY


($ in millions, except per share data)

PROCEEDS TO CHRISTMAS MINORITY SHAREHOLDERS                $     5.25      $     5.75      $     6.25
                                                           ----------      ----------      ----------

% PREMIUM TO CURRENT STOCK PRICE ON 12/22/98: $4.00              31.3%           43.8%           56.3%

EQUITY VALUE (a)                                           $     33.0      $     34.5      $     36.1
   LESS OPTION PROCEEDS (b)                                       0.0             0.0             0.0
   LESS WARRANT PROCEEDS (b)                                      0.0             0.0             0.0
                                                           ----------      ----------      ----------
FULLY DILUTED EQUITY VALUE                                       33.0            34.5            36.1
LESS CASH PLUS DEBT (c)                                         (12.1)          (12.1)          (12.1)
                                                           ----------      ----------      ----------
VALUE OF COMPANY LESS CASH                                       20.8            22.4            24.0
                                                           ==========      ==========      ==========

---------
(a) 51.1% assumed purchased at $5.00 per share. Remainder assumed purchased at $5.25 per share plus $0.00, $0.50, and $1.00 litigation contingency payments.
(b) All options and warrants are out of the money at current stock price, except 17,500 options at a strike price of $5.13.

(c) Net debt based on $0.69 in debt less $12.83 million in cash per Christmas' 10Q as of September 30, 1998.

TRANSACTION SUMMARY
================================================================================


PREMIA OFFERED IN TRANSACTION RELATIVE TO RECENT CHRISTMAS STOCK PRICES


                                                                            % PREMIUM
                                            AVERAGE          --------------------------------------
                                          STOCK PRICE         $5.25            $5.75         $6.25
                                          -----------        -------          -------       -------
DECEMBER 22, 1998                            $4.00            31.3%             43.8%         56.3%

10 DAY AVERAGE                               $3.65            43.8%             57.5%         71.2%

30 DAY AVERAGE                               $3.21            63.6%             79.1%         94.7%

60 DAY AVERAGE                               $3.08            70.5%             86.7%        102.9%

90 DAY AVERAGE                               $3.02            73.8%             90.4%        107.0%

180 DAY AVERAGE                              $3.85            36.4%             49.4%         62.3%

52 WEEK AVERAGE                              $6.81           (22.9%)          (15.6%)        (8.2%)

52 WEEK HIGH                                $13.00           (59.6%)          (55.8%)       (51.9%)

52 WEEK LOW                                  $2.56           104.9%           124.4%         143.9%

TRANSACTION SUMMARY
================================================================================


PREMIA PAID IN COMPARABLE 100% CASH TRANSACTIONS, $75 MILLION OR LESS IN THE OUTSOURCING INDUSTRY(a)


                                               PREMIUM TO STOCK PRICE PRIOR TO ANNOUNCEMENT
                                      -------------------------------------------------------------
COMPARABLE TRANSACTIONS               ONE DAY         ONE MONTH          LTM HIGH           LTM LOW
-----------------------               -------         ---------          --------           -------

MEAN                                   28.3%             36.4%              5.5%             127.9%

MEDIAN                                 30.0%             37.1%              6.9%             106.7%

HIGH                                   35.1%             71.1%             28.3%             285.0%

LOW                                    13.8%              5.7%            -24.1%              60.0%

CHRISTMAS OFFER PRICE                 ONE DAY         ONE MONTH          LTM HIGH           LTM LOW
---------------------                 -------         ---------          --------           -------

$5.25                                  23.5%            100.0%            -59.6%             104.9%

$5.75                                  35.3%            119.0%            -55.8%             124.4%

$6.25                                  47.1%            138.1%            -51.9%             143.9%


(a)  Based on results from 8 transactions from 1995 to the present.

TRANSACTION SUMMARY
================================================================================


CAPITAL MARKETS OVERVIEW                                         CHRISTMAS
                                                                 ----------
Share Price (12/22/98)                                           $     4.00
     30-Day Average                                              $     3.21
     52-Week High                                                $    13.00
     52-Week Low                                                 $     2.56

Primary Shares Outstanding (a)                                          6.4
Options (a)                                                             0.0
Warrants(a)                                                             0.0
Less Shares Repurchased using Options Proceeds (a)                      0.0
Less Shares Repurchased using Warrants Proceeds (a)                     0.0
                                                                 ----------
Fully Diluted Shares                                                    6.4

Fully Diluted Equity Value of Shares                             $     25.7
     Plus Debt                                                          0.7
     Less Cash(c)                                                     (12.8)
                                                                 ----------
Value of the Company Less Cash                                   $     13.6
                                                                 ==========

LTM Revenue                                                      $    102.7
LTM Net Income (Loss) (d)                                        $    (17.6)

1999E EPS (b)                                                    $    (0.55)
2000E EPS (b)                                                    $     0.25
3 Year EPS Growth Rate (b)                                             53.7%


----------
(a) All options and warrants are out of the money at current stock price, except 17,500 at a strike price of $5.13.
(b)  Christmas' estimates per Management.
(c)  Cash as of September 30, 1998. Current cash is $12.1 million less debt.
(d)  Excludes $11.4 million in special charges.

ANALYSIS OF CHRISTMAS
================================================================================


SELECTED BALANCE SHEET DATA AT SEPTEMBER 30, 1998


($ in millions)

                                                      Christmas
                                                      ---------

CASH & EQUIVALENTS                                    $    12.8 (a)
CURRENT ASSETS                                             37.6
                                                      ---------
TOTAL ASSETS                                               46.4
                                                      =========

CURRENT LIABILITIES                                   $    14.8
LONG-TERM LIABILITIES                                       0.5
                                                      ---------
TOTAL LIABILITIES                                          15.4
                                                      ---------

COMMON STOCK AND PAID IN CAPITAL                      $    56.0
ACCUMULATED DEFICIT                                       (25.0)
                                                      ---------
TOTAL SHAREHOLDERS' EQUITY                                 31.0
                                                      ---------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY              $    46.4
                                                      =========

---------
(a)  Current cash is $12.1 million per management.

ANALYSIS OF CHRISTMAS
================================================================================


HISTORICAL STOCK PRICE PERFORMANCE











                   [HISTORICAL STOCK PRICE PERFORMANCE GRAPH]

ANALYSIS OF CHRISTMAS
================================================================================


HISTORICAL STOCK PRICE PERFORMANCE
CHRISTMAS VS. COMPARABLE COMPANIES(a) VS. S&P 400 INDEX











                   [HISTORICAL STOCK PRICE PERFORMANCE GRAPH]











----------
(a) Comparable Companies Index consists of Adac Labs, American Residential Services, DecisionOne Holdings, Diagnostic Health Services and Transcend Services.

ANALYSIS OF CHRISTMAS
================================================================================


TRADING VOLUME ANALYSIS - DECEMBER 20, 1997 THROUGH JUNE 20, 1998











                       [TRADING VOLUME ANALYSIS BAR GRAPH]

ANALYSIS OF CHRISTMAS
================================================================================


TRADING VOLUME ANALYSIS - JUNE 20, 1998 THROUGH CURRENT













                       [TRADING VOLUME ANALYSIS BAR GRAPH]

ANALYSIS OF CHRISTMAS
================================================================================


AVERAGE DAILY TRADING VOLUME


   TRADING PERIOD          AVERAGE DAILY SHARES TRADED       AVERAGE TRADING PRICE
   --------------          ---------------------------       ---------------------

Last 30 Days                           23,467                         $3.21

Last 60 Days                           28,621                         $3.08

Last 90 Days                           26,602                         $3.02

Last 180 Days                          32,349                         $3.85

Last 12 Months                         77,882                         $6.81

Last 24 Months                         76,676                         $13.27

ANALYSIS OF CHRISTMAS
================================================================================


OWNERSHIP ANALYSIS (a)


                                                                  Shares                 % Owned
                                                               ------------           ------------
INSTITUTION/FUND OWNERSHIP
Strong Capital Management                                         1,663,525                   25.9%
Franklin Resources                                                1,623,700                   25.2%
Pioneering Management Corp                                          555,500                    8.6%
Citicorp                                                            491,400                    7.6%
Fusion Capital Management                                           404,200                    6.3%
Dimensional Fund Advisors                                           256,600                    4.0%
                                                               ------------           ------------

TOTAL INSTITUTIONAL SHARES HELD                                   5,209,237                   81.0%

BENEFICIAL OWNERS AND DIRECTORS
Healthcare Association of Southern California                       803,030                   12.5%
All Directors and Executive Officers as a Group                     252,084                    3.9%

Others                                                              168,649                    2.6%
                                                               ------------           ------------

TOTAL SHARES OUTSTANDING (b)                                      6,433,000                  100.0%
                                                               ============           ============

---------
(a)  Per December 1998 CDA/Spectrum Run.

(b) All options are out of the money based on the current stock price, except 17,500 options at an exercise price of $5.13.

VALUATION CONSIDERATIONS
================================================================================


CHRISTMAS HISTORICAL AND PROJECTED OPERATING PERFORMANCE ANALYSIS

($ in millions, except per share data)


                                      HISTORICAL                                                PROJECTED
                         --------------------------------------      -------------------------------------------------------------
                            1996         1997           1998(a)         1999(b)       2000         2001         2002         2003
                         --------------------------------------      -------------------------------------------------------------
Total revenues           $   66.3     $   86.2       $  102.1        $   97.1      $   85.5     $   90.1     $   97.2     $  105.0
Operating income              3.5          3.1          (19.3)           (6.5)          2.1          4.1          6.6          9.1

Net income (c)                2.1          2.3          (15.9)           (3.6)          1.6          2.9          4.4          5.9
Shares outstanding            2.4          5.5            6.4             6.4           6.4          6.4          6.4          6.4
EPS                      $   0.89     $   0.42       ($  2.47)       ($  0.55)     $   0.25     $   0.45     $   0.69     $   0.92

GROWTH RATES
Revenues                                  30.1%          18.5%           -4.9%        -12.0%         5.4%         7.9%         8.0%
Operating Income                         -10.7%            NM            66.3%           NM         97.8%        60.5%        36.6%
Net Income                                 8.6%            NM            77.6%           NM         79.3%        53.9%        33.3%

CAGR 2000-2003

Revenue CAGR                               7.0%
EPS CAGR                                  53.7%

--------------
(a)  Excludes $11.4 million in special charges.
(b) 1999 figures are normalized per Management, excludes $3.7 million of Special Charges.
(c)  Assumes income tax of 39%, NOL carryforward not applied.

VALUATION CONSIDERATIONS
================================================================================


SUMMARY OF FISCAL 1998 SPECIAL CHARGES AND NON-RECURRING CHARGES


                   DESCRIPTION                                     AMOUNT ($ MILLIONS)
                   -----------                                     -------------------

MASTERPLAN
     Goodwill and asset writedowns(1)                                   $     9.1
     Additional provision for bad debts                                       5.6
     Inventory writedown                                                      2.5
     Inventory to book physical adjustment                                    1.2
                                                                        ---------
          TOTAL MASTERPLAN                                              $    18.4
                                                                        ---------
CORPORATE
     Legal and accounting charges related to Special Review(1)          $     1.2
     Severance Costs(1)                                                       1.1
     Professional Outside Services                                            1.3
                                                                        ---------
          TOTAL CORPORATE                                               $     3.6
                                                                        ---------
TOTAL CHARGES                                                           $    22.0
                                                                        =========

(1)  Classified as Special Charges.

VALUATION CONSIDERATIONS
================================================================================


CHRISTMAS HISTORICAL AND PROJECTED OPERATING PERFORMANCE ANALYSIS BY SEGMENT

($ in millions, except per share data)


                                        HISTORICAL (c)                                  PROJECTED (c)
                             ----------------------------------   ---------------------------------------------------------
                               1996         1997       1998 (a)   1999 (b)     2000         2001         2002         2003
                             ----------------------------------   ---------------------------------------------------------

MASTERPLAN
   REVENUES                  $  48.2      $  66.0      $  81.7    $  77.2    $  66.5      $  70.2      $  75.8      $  81.9
        % GROWTH                --           37.1%        23.7%      -5.5%     -13.9%         5.6%         8.0%         8.0%
   OPERATING INCOME              1.4          1.0        (10.1)      (3.7)       2.9          3.5          6.1          8.2
        % MARGIN                 2.9%         1.5%          NM         NM        4.3%         5.0%         8.0%        10.0%

PURCHASE CONNECTION
   REVENUES                     18.1         20.2         20.5       20.0       19.0         19.9         21.4         23.1
        % GROWTH                --           11.7%         1.4%      -2.6%      -4.6%         4.6%         7.6%         7.6%
   OPERATING INCOME              6.8          6.4          5.8        8.0        8.4          8.9          9.2          9.9
        % MARGIN                37.4%        31.6%        28.5%      39.9%      43.9%        44.4%        42.9%        43.0%

CORPORATE SUPPORT               (5.0)        (4.7)       (10.0)     (10.4)      (8.7)        (8.4)        (8.8)        (9.3)


----------
(a)  1998 figures exclude special charges of $11.4 million.
(b)  1999 figures exclude special charges of $3.7 million.
(c) 80% of D&A allocated to MasterPlan; 20% of D&A allocated to Purchase Connection; MasterPlan bad debt at 0.75% of revenues.

VALUATION CONSIDERATIONS
================================================================================


CURRENT MARKET MULTIPLES OF COMPARABLE COMPANIES


                                             CHRISTMAS                                        COMPARABLE COMPANIES (a)
                         --------------------------------------------------      ------------------------------------------------
                          Current
                         $   4.00      $   5.25      $   5.75      $   6.25       Median         Mean         High          Low
                         --------      --------      --------      --------      --------      --------     --------     --------

Share Price to:
     CY 1998E EPS              NM            NM            NM            NM          9.8x         11.0x        17.0x         6.3x
     CY 1999E EPS           80.0x        105.0x        115.0x        125.0x         11.8x         11.2x        14.2x         7.8x
     CY 2000E EPS            9.8x         12.9x         14.1x         15.3x          9.9x          9.5x        11.8x         6.9x

Firm Value(b):
     LTM Revenue             0.1x          0.2x          0.2x          0.3x          1.0x          1.1x         1.8x         0.4x
     LTM EBIT                  NM            NM            NM            NM         12.7x         22.8x        44.4x         5.0x

----------
(a) Comparable Companies include Adac Labs, American Residential Services, DecisionOne Holdings, Diagnostic Health Services, and Transcend Services.
(b) Firm value is defined as market value plus debt (plus minority interest) minus cash.

VALUATION CONSIDERATIONS
================================================================================


DISCOUNTED FORWARD P/E ANALYSIS

2001E EPS  $0.45

                               2001E DISCOUNTED STOCK PRICES
                            -----------------------------------
                              8.0x          10.0x        12.0x
                            --------      --------     --------

                 30.0%      $   2.59      $   3.24     $   3.89

DISCOUNT         35.0%      $   2.47      $   3.09     $   3.71
 RATES
                 40.0%      $   2.36      $   2.95     $   3.55


2002E EPS  $0.69

                               2002E DISCOUNTED STOCK PRICES
                            -----------------------------------
                              8.0x          10.0x        12.0x
                            --------      --------     --------

                 30.0%      $   3.06      $  3.82      $  4.59

DISCOUNT         35.0%      $   2.81      $  3.51      $  4.21
 RATES
                 40.0%      $   2.59      $  3.24      $  3.88

VALUATION CONSIDERATIONS
================================================================================


REVIEW OF SPRING 1998 AUCTION PROCESS -- FINAL BIDS


[INFORMATION REDACTED DUE TO CONFIDENTIALITY UNDERSTANDINGS BETWEEN THE PARTIES]

VALUATION CONSIDERATIONS
================================================================================


VARIANCE FROM MARCH 1998 PROJECTIONS


                                                      FY 1998                                    FY 1999E
                                     ----------------------------------------   ----------------------------------------
                                                                                                  CURRENT
                                      MARCH 1998                                 MARCH 1998         MGMT
                                     PROJECTIONS       ACTUAL        VARIANCE   PROJECTIONS     PROJECTIONS     VARIANCE
                                     -----------    ------------     --------   -----------    ------------     --------
MASTERPLAN
     REVENUE                           $  79.4       $  81.7            2.9%      $  80.0       $  77.2            -3.5%
     OPERATING PROFIT                 ($   5.1)     ($  10.1)(1)      -98.0%      $   1.2      ($   3.7)(1)      -404.8%

PURCHASE CONNECTION
     REVENUE                           $  20.1       $  20.5            1.8%      $  20.4       $  20.0            -2.2%
     OPERATING PROFIT                  $   5.7       $   5.8(2)         3.1%      $   7.2       $   8.0(2)         10.7%

CORPORATE
     REVENUE                           $   0.3       $   0.0         -100.0%      $   0.0       $   0.0              NM
     OPERATING PROFIT                 ($   9.2)     ($  10.0)(3)       -9.0%     ($   8.2)     ($  10.4)(3)       -26.4%


                                                     FY 2000E
                                     -----------------------------------------
                                                     CURRENT
                                      MARCH 1998       MGMT
                                     PROJECTIONS    PROJECTIONS       VARIANCE
                                     -----------    -----------       --------
MASTERPLAN
     REVENUE                           $  88.0       $  66.5           -24.5%
     OPERATING PROFIT                  $   4.7       $   2.9(1)        -38.0%

PURCHASE CONNECTION
     REVENUE                           $  21.8       $  19.0           -12.5%
     OPERATING PROFIT                  $   7.9       $   8.4(2)          6.2%

CORPORATE
     REVENUE                           $   0.0       $   0.0              NM
     OPERATING PROFIT                 ($   8.2)     ($   8.7)(3)        -5.6%

-------------------------

(1) Excludes special charges; bad debt normalized at 0.75% of revenues; 80% of D&A allocated to MasterPlan.
(2)  20% of D&A allocated to Purchase Connection.
(3)  Excludes special charges and bad debt.

VALUATION CONSIDERATIONS
================================================================================


HYPOTHETICAL BREAK-UP ANALYSIS - SPRING AUCTION VALUES

POTENTIAL CASH PURCHASE PRICE                 LOW          MEDIUM          HIGH
                                          ----------     ----------     ----------
     MASTERPLAN(1)                        $     15.0     $     17.5     $     20.0
     PURCHASE CONNECTION(1)                     35.0           40.0           45.0
                                          ----------     ----------     ----------
PRE-TAX PROCEEDS TO COMPANY               $     50.0     $     57.5     $     65.0

(LESS TAXES ON ASSET SALES)(2)                 (11.7)         (13.7)         (15.6)
(LESS WINDING DOWN COSTS)                       (3.0)          (3.0)          (3.0)
PLUS CASH                                       14.4           14.4           14.4
LESS: LITIGATION SETTLEMENT                     (4.0)          (4.0)          (4.0)
                                          ----------     ----------     ----------
TOTAL PROCEEDS TO SHAREHOLDER             $     45.7     $     51.3     $     56.8
                                          ==========     ==========     ==========

               PER SHARE VALUE AT:
100% OF PURCHASE PRICE ACHIEVED           $      7.10    $      7.97    $      8.83
75% OF PURCHASE PRICE ACHIEVED            $      5.69    $      6.34    $      6.99
50% OF PURCHASE PRICE ACHIEVED            $      4.28    $      4.71    $      5.14


(1)  Reflects range of final bids received from Spring auction process.

(2) Assumes estimated tax bases for MasterPlan and Purchase Connection of $32.7 million and $5.0 million, respectively, per management; NOL excluded from calculation.

VALUATION CONSIDERATIONS
================================================================================


DISCOUNTED FUTURE BREAK-UP VALUATION SUMMARY - SALE AT 3/31/00 (1)


                                                               CUSTOMER RETENTION RATE
                                                       ---------------------------------------
                                                         100%             80%            60%
                                                       --------        --------       --------
MASTERPLAN PER SHARE SALE PROCEEDS(1)
     REVENUE VALUATION                                 $   3.53        $   2.82       $   2.12
     EBIT VALUATION                                    $   2.31        $   1.85       $   1.39

PURCHASE CONNECTION PER SHARE SALES PROCEEDS(1)
     REVENUE VALUATION                                 $   3.12        $   2.49       $   1.87
     EBIT VALUATION                                    $   4.66        $   3.73       $   2.80

CASH PER SHARE(2)                                      $   0.68        $   0.68       $   0.68
                                                       --------        --------       --------

TOTAL AVERAGE VALUE PER SHARE                          $   7.49        $   6.13       $   4.77
                                                       ========        ========       ========

(1) MasterPlan numbers discounted at 35%; Purchase Connection numbers discounted at 20%; NOL excluded from analysis.

(2) Cash assumes $14.4 million of cash at March 31, 2000 less $3.0 million in winding down costs, $3.0 million in operating losses and $4.0 million in litigation expenses.

VALUATION CONSIDERATIONS
================================================================================


CURRENT SALE VERSUS REMAIN INDEPENDENT


                SALE AT YEAR-END 1998                                                REMAIN INDEPENDENT
----------------------------------------------------    ----------------------------------------------------------------------
                                                            IMPLIED FORWARD           % OF PROJECTED EPS       P/E REQUIRED TO
  ACQUISITION                          FUTURE VALUE          STOCK PRICE AT       TO BREAK EVEN WITH CURRENT   BREAK-EVEN WITH
   PRICE PER        PREMIUM TO:         OF PRETAX        12/31/00 AT P/E OF:(2)     SALE AT FORWARD P/E OF:     CURRENT SALE:
    SHARE AT     ------------------   SALE PROCEEDS     ----------------------------------------------------------------------
 YEAR-END 1998   CURRENT   52-WK HI   AT 12/31/00(1)     8.0X    10.0X     12.0X     8.0X    10.0X    12.0X
 -------------   -------   --------   --------------    -----    -----     -----    ------   ------   ------

     $5.25        31.3%     -59.6%        $6.94         $3.60    $4.50     $5.40    192.9%   154.3%   128.6%        15.4x

     $5.75        43.8%     -55.8%        $7.60         $3.60    $4.50     $5.40    211.2%   169.0%   140.8%        16.9x

     $6.25        56.3%     -51.9%        $8.27         $3.60    $4.50     $5.40    229.6%   183.7%   153.1%        18.4x

(1)  Assumes 15% compounded annual return on sale proceeds.

(2)  Assumes 2001 EPS of $0.45 per management.

CHRISTMAS COMPARABLE COMPANY ANALYSIS
================================================================================


MARKET MULTIPLES OF COMPARABLE COMPANIES
($ in millions, except per share data)

                                         STOCK   SHARES                                                       NET
                                         PRICE     O/S      MARKET      REVENUE       EBIT      EBITDA      INCOME
COMPANY                                12/21/98   (MM)       VALUE       (LTM)       (LTM)       (LTM)       (LTM)
-------                                --------            --------    --------    --------    --------    --------

ADAC LABORATORIES                      $  25.38   21.5     $  546.1    $  308.9    $   44.8    $   55.5    $   24.6

AMERICAN RESIDENTIAL SERVICES              3.13   15.9         49.7       480.1        21.6        33.2         5.9

DECISION ONE                               6.16   12.6         77.5       799.5        18.4        61.7       (38.8)

DIAGNOSTIC HEALTH SERVICES                 2.00   11.4         22.9        58.8        13.2        20.1         5.6

TRANSCEND SERVICES                         1.81   21.5         39.0        50.7         1.1         2.8         0.1






CHRISTMAS                              $   4.00    6.4     $   25.7    $  102.7   ($   20.5)  ($   18.6)  ($   17.6)


                                               -------------------------------------------     -----------------------------
                                 EPS           CY1998       CY1999      CY2000      CY1999     REVENUE     EBIT       EBITDA
COMPANY                         (LTM)          EPS (z)      EPS (z)       EPS        P/E/G      (LTM)      (LTM)      (LTM)
-------                         -----          -------      -------     ------      ------     -------    ------      ------

ADAC LABORATORIES               $ 1.23        17.0 x        14.2 x      11.8 x       0.9 x      1.8 x     12.7 x      10.3 x

AMERICAN RESIDENTIAL SERVICES     0.30         9.8 x         7.8 x       6.9 x       0.6 x      0.4 x      9.5 x       6.2 x

DECISION ONE                     (3.08)           NA            NA          NM          NM      1.0 x     44.4 x      13.3 x

DIAGNOSTIC HEALTH SERVICES        0.46         6.3 x        11.8 x       9.9 x       0.6 x      1.1 x      5.0 x       3.3 x

TRANSCEND SERVICES                0.00            NM            NA          NM          NM      0.9 x     42.5 x      16.3 x

                                  MEAN        11.0 x        11.2 x       9.5 x       0.7 x      1.1 x     22.8 x       9.9 x

                                MEDIAN         9.8 x        11.8 x       9.9 x       0.6 x      1.0 x     12.7 x      10.3 x

Christmas                      ($ 2.74)           NM        80.0 x       9.8 x       1.4 x      0.1 x         NM          NM

PREMIA PAID IN COMPARABLE TRANSACTIONS
================================================================================


PREMIA PAID IN COMPARABLE 100% CASH TRANSACTIONS, $75 MILLION OR LESS IN THE OUTSOURCING INDUSTRY


                                                                                        PREMIUM PRIOR TO ANNOUNCEMENT DATE
   DATE                                                           TRANSACTION     -----------------------------------------------
ANNOUNCED  TARGET COMPANY             ACQUIROR                       VALUE        1 DAY (%)   1 MONTH (%)   LTM HIGH      LTM LOW
---------  --------------             --------                    -----------     ---------   -----------   --------      -------
  4/29/96  LDI Corp                   NationsBank Corp             $   28.1         31.2%        49.1%        -3.5%         82.2%
  8/23/96  Computer Petroleum Corp    United Communications            12.0         28.3%        71.1%        28.3%        285.0%
  9/15/98  InnoServ Technologies      GE Medical Systems               13.1         30.8%        41.7%        17.2%        183.3%
 12/11/95  Earth Technology Corp      Tyco International Ltd           69.6         35.1%        32.5%        -5.9%         88.2%
  1/16/96  Orthopedic Technology      Depuy Inc (Corange Ltd)          45.2         26.4%        49.0%        17.5%        131.8%
  2/13/96  Medical Innovations        Horizon/CMS Healthcare           30.3         13.8%         5.7%       -24.1%         60.0%
  1/15/98  Mediq                      Bruckman                        526.0         31.8%        26.1%        24.7%        125.2%
 11/26/97  UHOS                       JW Childs                       133.0         29.2%        15.9%       -10.1%         67.6%
                                                                    MEAN            28.3%        36.4%         5.5%        127.9%
                                                                    MEDIAN          30.0%        37.1%         6.9%        106.7%
                                                                    HIGH            35.1%        71.1%        28.3%        285.0%
                                                                    LOW             13.8%         5.7%       -24.1%         60.0%